GREENLIGHT RE ANNOUNCES FIRST QUARTER 2024 FINANCIAL RESULTS

Strong Premium Growth of 16.5%, Leading to Net income of $27.0 million
GRAND CAYMAN, Cayman Islands – May 8, 2024 – Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today reported its financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights (all comparisons are to first quarter 2023 unless noted otherwise):

•Gross premiums written increased 16.5% to $217.3 million;
•Net premiums earned increased 13.2% to $161.5 million;
•Underwriting income of $3.4 million, compared to $0.4 million;
•Net income of $27.0 million, or $0.78 per diluted ordinary share, compared to $5.9 million, or $0.17 per diluted ordinary share;
•Combined ratio of 98.0%, compared to 99.8%;
•Total investment income of $26.4 million, compared to $5.2 million; and
•Fully diluted book value per share increased $0.65, or 3.9%, to $17.39, from $16.74 at December 31, 2023.

Greg Richardson, Chief Executive Officer of Greenlight Re, stated, “Greenlight Re again delivered strong earnings during the first quarter of 2024, largely attributable to investment income, and marking our sixth consecutive quarter of underwriting profitability. I am pleased with our strategic growth and the underlying profitability of our underwriting portfolio despite the impact of Baltimore’s Francis Scott Key Bridge incident and modest prior year reserve development during the quarter.”

David Einhorn, Chairman of the Board of Directors, said, “The Solasglas fund generated a strong 5.2% return during the first quarter, with contributions from long positions and macro, while the short portfolio broke even. We found a number of promising new long investments during the quarter.”

First Quarter 2024 Results

Gross premiums written in the first quarter of 2024 were $217.3 million, compared to $186.5 million in the first quarter of 2023. The $30.8 million increase, or 16.5%, was primarily due to growth in specialty and casualty lines. Earned premiums increased by $18.9 million, or 13.2%, to $161.5 million as the growth in premiums written during 2023 continued to earn out.

The Company recognized net underwriting income of $3.4 million in the first quarter of 2024, compared to net underwriting income of $0.4 million during the equivalent period in 2023. The combined ratio for the first quarter of 2024 was 98.0%, compared to 99.8% for the equivalent period in 2023. The current-year catastrophe losses, including the Baltimore bridge incident, added 7.7% to the combined ratio during the first quarter of 2024.

The Company’s total investment income during the first quarter of 2024 was $26.4 million. The Company’s investment in the Solasglas fund, managed by DME Advisors, returned 5.2%, representing net income of $18.2 million. The Company reported $8.1 million of other investment income, primarily from interest earned on its restricted cash and cash equivalents.

The net income of $27.0 million contributed to the 3.9% increase in fully diluted book value per share for the quarter, which increased to $17.39 per share at March 31, 2024 from $16.74 at December 31, 2023.

The following table summarizes the components of our combined ratio.

	First Quarter
Underwriting ratios	2024	2023
Loss ratio - current year	64.4%	59.4%
Loss ratio - prior year	3.3%	8.4%
Loss ratio	67.7%	67.8%
Acquisition cost ratio	25.8%	29.1%
Composite ratio	93.5%	96.9%
Underwriting expense ratio	4.5%	2.9%
Combined ratio	98.0%	99.8%
Greenlight Capital Re, Ltd. First Quarter 2024 Earnings Call

Greenlight Re will host a live conference call to discuss its financial results on Thursday, May 9, 2024, at 9:00 a.m. Eastern Time. Dial-in details:

U.S. toll free             1-877-407-9753
International            1-201-493-6739

The conference call can also be accessed via webcast at:
https://event.webcasts.com/starthere.jsp?ei=1662004&tp_key=c528303df8

A telephone replay will be available following the call through May 14, 2024.  The replay of the call may be accessed by dialing 1-877-660-6853 (U.S. toll free) or 1-201-612-7415 (international), access code 13745203. An audio file of the call will also be available on the Company’s website, www.greenlightre.com.
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Non-GAAP Financial Measures
In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including fully diluted book value per share and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more thorough understanding of the underlying business. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be used to monitor our results and should be considered in addition to, and not viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements concerning Greenlight Capital Re, Ltd. and/or its subsidiaries (the “Company”) within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on the Company’s behalf. These risks and uncertainties include a downgrade or withdrawal of our A.M. Best ratings; any suspension or revocation of any of our licenses; losses from catastrophes; the loss of significant brokers; the performance of Solasglas Investments, LP; the carry values of our investments made under our Greenlight Re Innovations pillar may differ significantly from those that would be used if we carried these investments at fair value; and other factors described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 5, 2024, as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as to the date of this release, whether as a result of new information, future events, or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.com) provides multiline property and casualty insurance and reinsurance through its licensed and regulated reinsurance entities in the Cayman Islands and Ireland, and its Lloyd’s platform, Greenlight Innovation Syndicate 3456. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. The Company’s innovations unit, Greenlight Re Innovations, supports technology innovators in the (re)insurance space by providing investment capital, risk capacity, and access to a broad insurance network.

Investor Relations Contact
Karin Daly
Vice President, The Equity Group Inc.
(212) 836-9623
IR@greenlightre.ky

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2024	December 31, 2023
	(UNAUDITED)
Assets
Investments
Investment in related party investment fund, at fair value	$307,138	$258,890
Other investments	72,656	73,293
Total investments	379,794	332,183
Cash and cash equivalents	61,598	51,082
Restricted cash and cash equivalents	581,208	604,648
Reinsurance balances receivable (net of allowance for expected credit losses)	693,742	619,401
Loss and loss adjustment expenses recoverable (net of allowance for expected credit losses)	44,765	25,687
Deferred acquisition costs	84,891	79,956
Unearned premiums ceded	25,202	17,261
Other assets	5,769	5,089
Total assets	$1,876,969	$1,735,307
Liabilities and equity
Liabilities
Loss and loss adjustment expense reserves	$730,655	$661,554
Unearned premium reserves	348,631	306,310
Reinsurance balances payable	71,640	68,983
Funds withheld	20,796	17,289
Other liabilities	8,323	11,795
Debt	72,466	73,281
Total liabilities	1,252,511	1,139,212
Shareholders' equity
Ordinary share capital (par value $0.10; issued and outstanding, 35,321,144 (2023: par value $0.10; issued and outstanding, 35,336,732)	$3,532	$3,534
Additional paid-in capital	485,878	484,532
Retained earnings	135,048	108,029
Total shareholders' equity	624,458	596,095
Total liabilities and equity	$1,876,969	$1,735,307

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
(UNAUDITED)
(expressed in thousands of U.S. dollars, except percentages and per share amounts)

	Three months ended March 31
	2024	2023
Underwriting revenue
Gross premiums written	$217,258	$186,455
Gross premiums ceded	(23,181)	(11,212)
Net premiums written	194,077	175,243
Change in net unearned premium reserves	(32,541)	(32,594)
Net premiums earned	$161,536	$142,649
Underwriting related expenses
Net loss and loss adjustment expenses incurred:
Current year	$103,925	$84,687
Prior year	5,401	12,038
Net loss and loss adjustment expenses incurred	109,326	96,725
Acquisition costs	41,610	41,476
Underwriting expenses	6,339	3,939
Deposit interest expense	876	132
Net underwriting income (1)	$3,385	$377

Income (loss) from investment in Solasglas	$18,248	$(3,138)
Net investment income	8,143	8,378
Total investment income	$26,391	$5,240

Corporate expenses	$4,375	$5,997
Foreign exchange losses (gains)	1,649	(4,931)
Other income, net	(5,035)	(2,166)
Interest expense	1,249	776
Income tax expense	519	54
Net income	$27,019	$5,887

Earnings per share
Basic	$0.79	$0.17
Diluted	$0.78	$0.17

Underwriting ratios:
Loss ratio - current year	64.4%	59.4%
Loss ratio - prior year	3.3%	8.4%
Loss ratio	67.7%	67.8%
Acquisition cost ratio	25.8%	29.1%
Composite ratio	93.5%	96.9%
Underwriting expense ratio	4.5%	2.9%
Combined ratio	98.0%	99.8%
1 Net underwriting income is a non-GAAP financial measure. See “ Key Financial Measures and Non-GAAP Measures” below for discussion and reconciliation of non-GAAP financial measures.

The following tables present the Company’s net premiums earned and underwriting ratios by line of business:

	Three months ended March 31				Three months ended March 31
	2024				2023
	Property	Casualty	Other	Total	Property	Casualty	Other	Total
	($ in thousands except percentage)
Net premiums earned	$23,357	$94,638	$43,541	$161,536	$18,743	$84,115	$39,791	$142,649
Underwriting ratios:
Loss ratio	51.3%	63.4%	85.7%	67.7%	93.4%	73.1%	45.6%	67.8%
Acquisition cost ratio	19.7	27.6	25.0	25.8	19.6	30.7	30.2	29.1
Composite ratio	71.0%	91.0%	110.7%	93.5%	113.0%	103.8%	75.8%	96.9%
Underwriting expense ratio				4.5				2.9
Combined ratio				98.0%				99.8%

GREENLIGHT CAPITAL RE, LTD.
KEY FINANCIAL MEASURES AND NON-GAAP MEASURES

Management uses certain key financial measures, some of which are not prescribed under U.S. GAAP rules and standards (“non-GAAP financial measures”), to evaluate our financial performance, financial position, and the change in shareholder value. Generally, a non-GAAP financial measure, as defined in SEC Regulation G, is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented under U.S. GAAP. We believe that these measures, which may be calculated or defined differently by other companies, provide consistent and comparable metrics of our business performance to help shareholders understand performance trends and facilitate a more thorough understanding of the Company’s business. Non-GAAP financial measures should not be viewed as substitutes for those determined under U.S. GAAP.

The key non-GAAP financial measures used in this news release are:
•Fully diluted book value per share; and
•Net underwriting income (loss).

These non-GAAP financial measures are described below.

Fully Diluted Book Value Per Share

Our primary financial goal is to increase fully diluted book value per share over the long term. We use fully diluted book value as a financial measure in our incentive compensation plan.

We believe that long-term growth in fully diluted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick to monitor the shareholder value generated. Fully diluted book value per share may also help our investors, shareholders, and other interested parties form a basis of comparison with other companies within the property and casualty reinsurance industry. Fully diluted book value per share should not be viewed as a substitute for the most comparable U.S. GAAP measure, which in our view is the basic book value per share.

We calculate basic book value per share as (a) ending shareholders' equity, divided by (b) the total ordinary shares issued and outstanding, as reported in the consolidated financial statements. Fully diluted book value per share represents basic book value per share combined with any dilutive impact of in-the-money stock options (assuming net exercise) and all outstanding restricted stock units “RSUs”. We believe these adjustments better reflect the ultimate dilution to our shareholders.

The following table presents a reconciliation of the fully diluted book value per share to basic book value per share (the most directly comparable U.S. GAAP financial measure):

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Numerator for basic and fully diluted book value per share:
Total equity as reported under U.S. GAAP	$624,458	$596,095	$575,865	$561,121	$510,041
Denominator for basic and fully diluted book value per share:
Ordinary shares issued and outstanding as reported and denominator for basic book value per share	35,321,144	35,336,732	35,337,407	35,272,013	35,262,678
Add: In-the-money stock options (1) and all outstanding RSUs	585,334	264,870	312,409	312,409	312,409
Denominator for fully diluted book value per share	35,906,478	35,601,602	35,649,816	35,584,422	35,575,087

Basic book value per share	$17.68	$16.87	$16.30	$15.91	$14.46
Fully diluted book value per share	$17.39	$16.74	$16.15	$15.77	$14.34
(1) Assuming net exercise by the grantee.

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is by measuring net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management to evaluate the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes this measure follows industry practice and allows the users of financial information to compare the Company’s performance with that of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used to calculate net income before taxes under U.S. GAAP. We calculate net underwriting income (loss) as net premiums earned less net loss and loss adjustment expenses, acquisition costs, underwriting expenses (including related G&A expenses), and deposit interest expense. The measure excludes, on a recurring basis: (1) investment income (loss); (2) other income (expense) not related to underwriting, including foreign exchange gains or losses, and Lloyd’s interest income and expense; (3) corporate G&A expenses; and (4) interest expense. We exclude total investment income or loss, foreign exchange gains or losses, and Lloyd’s interest income or expense as we believe these items are influenced by market conditions and other factors unrelated to underwriting decisions. Additionally, we exclude corporate G&A and interest expenses because these costs are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process, and including them could hinder the analysis of trends in our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income before income taxes.

The reconciliations of net underwriting income (loss) to income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis are shown below:

	Three months ended March 31
	2024	2023
	($ in thousands)
Income before income tax	$27,538	$5,941
Add (subtract):
Total investment income	(26,391)	(5,240)
Foreign exchange losses (gains)	1,649	(4,931)
Other non-underwriting income	(5,035)	(2,166)
Corporate expenses	4,375	5,997
Interest expense	1,249	776
Net underwriting income	$3,385	$377